UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SONIM TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

AJP HOLDING COMPANY, LLC

ORBIC NORTH AMERICA, LLC

JEFFREY WANG

PARVEEN NARULA

ASHIMA NARULA

DOUGLAS B. BENEDICT

JOSEPH M. GLYNN

GREGORY MARK JOHNSON

SUREN SINGH

MICHAEL WALLACE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following e-mail was distributed to Stockholders by Broadridge Financial Solutions Inc. on July 11, 2025:

Be the vote that counts.

SONIM TECHNOLOGIES, INC.

2025 Contested Solicitation

Vote by July 17, 2025

This solicitation is CONTESTED.

This request for Voting Instruction is being solicited by THE AJP/ORBIC PARTIES and NOT by the Board of Directors and represents the agenda on the BLUE CARD.

Important Information

Account Number: 3456789012345678901

Control Number: 0123456789012345

View documents:

Proxy Materials |

© 2025 Broadridge Financial Solutions Inc.
P.O. Box 1310, Brentwood, NY 11717
ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc.
CUSIP is a registered trademark of the American Bankers Association.
All other registered marks belong to their respective owners.
Email Settings | Terms and Conditions | Privacy Statement

Important Information and Where to Find It

The AJP/Orbic Parties have filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of BLUE proxy card, with respect to its solicitation of proxies for the 2025 Annual Meeting of Stockholders.

Stockholders are strongly encouraged to read the Company’s definitive proxy statement (including any amendments or supplements thereto) and any other documents filed or to be filed with the SEC carefully and in their entirety when they become available because they contain or will contain important information.

You may obtain a free copy of the AJP/Orbic Parties’ proxy statement and any additional soliciting materials that they file with the SEC at the SEC’s website at www.sec.gov, or by contacting Alliance Advisors at the address and phone number indicated above.

Participants in Solicitation

AJP Holding Company, LLC, Orbic North America, LLC, Jeffrey Wang, Parveen Narula, Ashima Narula and their director nominees –Douglas Benedict, Joseph Glynn, Gregory Johnson, Suren Singh, and Michael Wallace – under SEC rules, may be deemed to be participants in the solicitation of proxies of Sonim’s stockholders in connection with the election of directors at Sonim’s 2025 Annual Meeting to Sonim’s stockholders.

Stockholders may obtain more detailed information regarding AJP/Orbic’s director nominees, under the captions “Questions and Answers Relating to this Proxy Solicitation” and Certain Information Regarding the Participants” of the AJP/Orbic Parties’ definitive proxy statement for the 2025 Annual Meeting filed with the SEC on June 24, 2025.

3